IDEX II SERIES FUND

                          INVESTMENT COUNSEL AGREEMENT
                   FOR THE IDEX II TAX-EXEMPT PORTFOLIO SERIES

     This Agreement is entered into as of April 22, 1992 by and between InterSecurities, Inc., a Delaware corporation (referred to herein as "InterSecurities"), and MidAmerica Management Corporation, an Iowa corporation (referred to herein as the "Sub-Adviser"), to provide certain investment counsel services to a certain series of shares of beneficial interest in the Trust, namely IDEX II Tax-Exempt Portfolio (the "Portfolio").

     WHEREAS, InterSecurities entered into a Management and Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated April 22, 1992 with IDEX II Series Fund, a Massachusetts business trust (referred to herein as the "Trust"), under which InterSecurities has agreed, among other things, to act as investment adviser to the Portfolio;

     WHEREAS, the Advisory Agreement provides that InterSecurities may engage the Sub-Adviser to furnish investment information and advice to assist InterSecurities in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Portfolio; and

     WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by the Sub-Adviser to InterSecurities with respect to the Portfolio and the terms and conditions under which such services will be rendered.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. SERVICES OF THE SUB-ADVISER. The Sub-Adviser shall act as investment counsel to InterSecurities with respect to the Portfolio. In this capacity, the Sub-Adviser shall have the following responsibilities:

          (a) to furnish continuous investment information, advice and recommendations to InterSecurities as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

          (b) to cause the officers of the Sub-Adviser to attend meetings of InterSecurities or the Trust and furnish oral or written reports, as InterSecurities may reasonably require, in order to keep InterSecurities and its officers and the Trustees of the Trust and appropriate officers of the Trust fully informed as to the condition of the investment portfolio of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations;

          (c) to furnish such statistical and analytical information and reports as may reasonably be required by InterSecurities from time to time; and

          (d) to supervise the purchase and sale of securities as directed by the appropriate officers of the Trust or of InterSecurities.

     2. OBLIGATIONS OF INTERSECURITIES. InterSecurities shall have the following obligations under this Agreement:

          (a) to furnish the Sub-Adviser with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Trust to shareholders of the Portfolio or to any governmental body or securities exchange;

          (b)  to  furnish  the  Sub-Adviser  with  any  further   materials  or
     information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement; and

          (c) to compensate the Sub-Adviser for its services under this Agreement by the payment of fees equal to (i) 50% of the fees received by InterSecurities for services rendered under the Advisory Agreement by InterSecurities to the Portfolio during the term of this Agreement, less
     (ii) 50% of any expense limitation reimbursement made by InterSecurities to the Portfolio. In the event that this Agreement shall be effective for only part of a period to which any such fee received by InterSecurities is attributable, then an appropriate proration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect. The fees payable to the Sub-Adviser hereunder shall be payable upon receipt by InterSecurities from the Portfolio of advisory fees payable to InterSecurities.

     3. TREATMENT OF INVESTMENT ADVICE. InterSecurities shall treat the investment information, advice and recommendations of the Sub-Adviser as being advisory only, and shall determine the extent to which such advice and recommendations relating to the Portfolio shall be passed on to the Trust or incorporated in investment advice by InterSecurities relating to the Portfolio. InterSecurities may direct the Sub-Adviser to furnish its investment information, advice and recommendations directly to officers or trustees of the Trust.

     4. LIABILITY OF THE SUB-ADVISER. The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the Investment Company Act of 1940, as amended (the "1940 Act"), neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Trust or any shareholders of the Portfolio for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

     5. COMPLIANCE WITH LAWS. The Sub-Adviser represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matter relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Declaration of Trust, Bylaws, and current registration statement applicable to the Portfolio and with the instructions and direction of InterSecurities and the Trust's Trustees, and will conform to and comply with the 1940 Act and all other applicable federal or state laws and regulations.

     6. TERMINATION. This Agreement shall terminate automatically upon the termination of the Advisory Agreement. This Agreement may be terminated at any time, without penalty, by InterSecurities or by the Trust by giving 60 days' written notice of such termination to the Sub-Adviser at its principal place of business, provided that such termination is approved by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Portfolio. This Agreement may be terminated at any time by the Sub-Adviser by giving 60 days' written notice of such termination to the Trust and InterSecurities at their respective principal places of business.

     7. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

     8. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for two years from the date hereof and shall continue in effect from year to year thereafter provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of the Trust or the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

     9. AMENDMENTS. The terms of this Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

     10. PRIOR AGREEMENTS. This agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this agreement.

Attest:                              MidAmerica Management Corporation
                                     ("Sub-Adviser")


/S/ GREGORY W. THEOBALD                   /S/ DONALD E. FLYNN
_______________________________      By:  ________________________________
Gregory W. Theobald                       Donald E. Flynn
Secretary                                 President


Attest:                              InterSecurities, Inc., ("InterSecurities")



/S/ WILLIAM H. GEIGER                      /S/ G. JOHN HURLEY
_______________________________      By:   ________________________________
William H. Geiger, Secretary               G. John Hurley
                                           President and Chief Executive Officer

                                   ASSIGNMENT


     MidAmerica Management Corporation ("MidAmerica") does hereby assign, transfer and convey, and InterSecurities, Inc., ("ISI") does hereby consent to the assignment, transfer and conveyance of, effective October 1, 1992, the Investment Counsel Agreement between MidAmerica and ISI with respect to the IDEX II Tax-Exempt Portfolio of IDEX II Series Fund dated April 22, 1992, to AEGON
USA Investment Management, Inc., which owns 100% of the outstanding stock of MidAmerica.

     Executed this 30th day of September, 1992.


                              MidAmerica Management Corporation


                                     /S/ DONALD E. FLYNN
                              By:    ________________________________
                                       Donald E. Flynn

                              Title: President


                              InterSecurities, Inc.


                                      /S/ G. JOHN HURLEY
                              By:     ________________________________
                                      G. John Hurley
                              Title:  President and Chief Executive Officer


Accepted:

AEGON USA Investment Management, Inc.


        /S/ DAVID R. HALFPAP
By:     ________________________________
        David R. Halfpap

Title:  Vice President